UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

BOXSCORE BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-165972	22-3956444
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

1759 Clear River Falls Lane
Henderson, Nevada	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 558-8363

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends the principal loan amount and date of loan reported on the Form 8-K filed on April 29, 2021 (the “Original Form 8-K”). Exhibit No. 10.1 – Convertible Promissory Note dated April 26, 2021 – is correct as previously reported. No other changes have been made to the Original Form 8-K.

On April 26, 2021, the Company issued a convertible promissory note in the principal amount of $65,000 to an unaffiliated investor to settle outstanding debts to creditors. The note bears interest at the rate of 9.5% per annum and is due and payable in two years. The note is convertible into shares of the Company’s common stock at $0.05 per share and is redeemable at the principal amount plus accrued unpaid interest after one year, at the Company’s option. The note also contains a 4.99% limitation on the investor’s beneficial ownership of the Company’s outstanding common stock upon conversion.

Item 9.01.  Financial Statements and Exhibits.

(a)	Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

10.1	Convertible Promissory Note dated April 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXSCORE BRANDS, INC.

Date: May 3, 2021	By:	/s/ Andrew Boutsikakis
Andrew Boutsikakis
President and Chief Executive Officer

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